SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2002

NEW VISUAL CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-21785	95-4543704
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5920 Friars Road, Suite 104
San Diego, CA	92108
(Address of principal executive offices)	(ZIP Code)

(619) 692-0333

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.      OTHER EVENTS AND REGULATION FD DISCLOSURE.

        On Friday, July 12, 2002, New Visual Corporation (the "Company") is holding its 2002 annual meeting of shareholders in San Diego, California. At this meeting, the Company is making a series of presentations to the shareholders and others in attendance. In order to make material information contained in these presentations available to persons unable to attend the meeting, the Company is contemporaneously furnishing such information on its website (www.newvisual.com) and as Exhibits to this Current Report on Form 8-K.

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

The following documents are provided as Exhibits to this Form 8-K:

(c) EXHIBITS.

EXHIBIT NO.        DOCUMENT DESCRIPTION

99.1                         2002 Annual Meeting Shareholder Presentations

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW VISUAL CORPORATION

July 12, 2002

By: /s/ Thomas J. Cooper
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Thomas J. Cooper
Chief Executive Officer